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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934





    Date of Report (Date of earliest event reported)   NOVEMBER 24, 1997



                       INTEGRATED SECURITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)





          DE                         1-11900                     75-2422983
    State or other                  Commission                 I.R.S. Employer
     jurisdiction                   File Number)             Identification No.)
  of incorporation)



     8200 SPRINGWOOD DRIVE, SUITE 230, IRVING, TX                 75063
       (Address of principal executive offices)                 (Zip Code)



     Registrant's telephone number, including area code       (972) 444-8280



         (Former name or former address, if changed since last report.)



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Item 5.      Other Events

On November 24, 1997, Integrated Security Systems, Inc. (the "Company") announced that each publicly traded warrant currently expiring April 19, 1998 (the "Old Warrant") may be exchanged prior to that date for one new warrant (the "New Warrant"), expiring April 19, 1999. Since the New Warrants are replacement warrants, they will be traded on the Nasdaq SmallCap Market under the same symbol as the Old Warrants.

Each New Warrant will entitle the holder thereof to purchase a comparable number of shares of common stock as the Old Warrant, and at the same price as the Old Warrant that expires April 19, 1998. The antidilution clause currently contained in the Old Warrant will remain in effect until April 19, 1998 in the New Warrant. Upon exchange, the Old Warrant will be replaced with the New Warrant. The holder of the New Warrant may exercise such warrant by surrendering the certificate representing the New Warrant to American Stock Transfer & Trust Company, the Company's Transfer and Warrant Agent, with the subscription form on the reverse side of such certificate properly completed and executed, together with payment of the exercise price. The New Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the New Warrants on April 19, 1999. The New Warrants, like the Old Warrants, are also subject to redemption at $.25 per warrant on 30 days' written notice. The Company shall promptly announce any redemption by publication in the Wall Street Journal at the time of the mailing of the redemption notice to the holder. The New Warrants have not been, nor will be registered under the Securities Act of 1933. However, the New Warrants will be issued pursuant to an exemption from registration. The Company anticipates that the New Warrants will be publicly traded and convertible into free-trading common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        INTEGRATED SECURITY SYSTEMS, INC.
                                                  (Registrant)



December 2, 1997                             /s/ Gerald K. Beckmann
----------------                        ---------------------------------
    (Date)                                     Gerald K. Beckmann
                                           Chairman, President and CEO




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